                                                                     Exhibit 1.2

================================================================================


                         INTERNET CAPITAL GROUP, INC.


                           (a Delaware corporation)


                          ____ Shares of Common Stock


                       INTERNATIONAL PURCHASE AGREEMENT









Dated: _________, 1999

================================================================================

                               TABLE OF CONTENTS

                               -----------------
                                                                            PAGE
SECTION 1. Representations and Warranties ....................................5
      (a)    Representations and Warranties by the Company ...................5
             (i)      Compliance with Registration Requirements ..............5
             (ii)     Independent Accountants ................................6
             (iii)    Financial Statements ...................................6
             (iv)     No Material Adverse Change in Business .................7
             (v)      Good Standing of the Company ...........................7
             (vi)     Good Standing of Subsidiaries and Material Holdings ....8
             (vii)    Capitalization .........................................8
             (viii)   Authorization of Agreements ............................9
             (x)      Absence of Defaults and Conflicts ......................9
             (xi)     Absence of Labor Dispute ..............................10
             (xii)    Absence of Proceedings ................................10
             (xiii)   Accuracy of Exhibits ..................................11
             (xiv)    Possession of Intellectual Property ...................11
             (xv)     Absence of Further Requirements .......................11
             (xvi)    Possession of Licenses and Permits ....................12
             (xvii)   Title to Property .....................................12
             (xviii)  Investment Company Act ................................13
             (xix)    Environmental Laws ....................................13
             (xx)     Registration Rights ...................................14
             (xxi)    Year 2000. ............................................14
      (b)    Officer's Certificates .........................................14
SECTION 2. Sale and Delivery to International Managers; Closing .............14
      (a)   Initial Securities ..............................................14
      (b)   Option Securities ...............................................14
      (c)   Payment .........................................................15
      (d)   Denominations; Registration .....................................16
      (e)   Directed Shares Subscription Program Fee ........................16
SECTION 3. Covenants of the Company .........................................16
      (a)   Compliance with Securities Regulations and Commission Requests ..16
      (b)   Filing of Amendments ............................................17
      (c)   Delivery of Registration Statements .............................17
      (d)   Delivery of Prospectuses ........................................17
      (e)   Continued Compliance with Securities Laws .......................18
      (f)   Blue Sky Qualifications .........................................18
      (g)   Rule 158 ........................................................19

      (h)   Use of Proceeds .................................................19
      (i)   Listing .........................................................19
      (j)   Restriction on Sale of Securities ...............................19
      (k)   Reporting Requirements ..........................................20
      (l)   Compliance with NASD Rules ......................................20
      (m)   Compliance with Rule 463 ........................................20
SECTION 4. Payment of Expenses ..............................................20
      (a)   Expenses ........................................................20
      (b)   Termination of Agreement ........................................21
SECTION 5. Conditions of International Managers' Obligations ................21
      (a)   Effectiveness of Registration Statement .........................21
      (b)   Opinions of Counsel for Company .................................22
      (c)   Opinion of Counsel for International Managers ...................22
      (d)   Officers' Certificate ...........................................22
      (e)   Accountant's Comfort Letter .....................................22
      (f)   Bring-down Comfort Letter .......................................23
      (g)   Approval of Listing .............................................23
      (h)   No Objection ....................................................23
      (i)   Lock-up Agreements ..............................................23
      (j)   Purchase of Initial U.S. Securities and DSSP Securities .........23
      (k)   [Closing of IBM Private Placement] ..............................23
      (m)   Conditions to Purchase of International Option Securities .......23
            (i)      Officers' Certificate. .................................24
            (ii)     Opinion of Counsel for Company. ........................24
            (iii)    Opinion of Special 1940 Act Counsel. ...................24
            (iv)     Opinion of Counsel for International Managers. .........24
            (v)      Bring-down Comfort Letter. .............................24
      (n)   Additional Documents ............................................24
      (o)   Termination of Agreement ........................................25
SECTION 6. Indemnification ..................................................25
      (a)   Indemnification of International Managers .......................25
      (b)   Indemnification of Company, Directors and Officers ..............26
      (c)   Actions against Parties; Notification ...........................27
      (d)   Settlement without Consent if Failure to Reimburse ..............27
      (e)   Indemnification for Reserved Securities .........................28
SECTION 7. Contribution .....................................................28
SECTION 8. Representations, Warranties and Agreements to Survive Delivery ...30
SECTION 9. Termination of Agreement .........................................30
      (a)   Termination; General ............................................30
      (b)   Liabilities .....................................................30
SECTION 10. Default by One or More of the International Managers ............30

SECTION 11. Notices .........................................................31
SECTION 12. Parties .........................................................32
SECTION 13. GOVERNING LAW AND TIME ..........................................32
SECTION 14. Effect of Headings ..............................................32


SCHEDULE A .............................................................Sch A-1
SCHEDULE B .............................................................Sch B-1
SCHEDULE C .............................................................Sch C-1
Exhibit A ..............................................................Ex. A-1
Exhibit B ..............................................................Ex. B-1
Exhibit C ..............................................................Ex. B-1

                                                              ___________, 1999

                         INTERNET CAPITAL GROUP, INC.
                           (a Delaware corporation)
                          ____ Shares of Common Stock
                          (Par Value $.001 Per Share)

                       INTERNATIONAL PURCHASE AGREEMENT
                                                        Dated:  __________, 1999

MERRILL LYNCH INTERNATIONAL
BancBoston Robertson Stephens International Limited
Banc of America Securities LLC
Deutsche Banc AG London
     as Lead Managers of the several International Managers
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

     Internet Capital Group, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch International, BancBoston Robertson Stephens International Limited, Banc of America Securities LLC and Deutsche Banc AG London are acting as representatives (in such capacity, the "Lead Manager"), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of ____ additional shares of Common Stock to cover over-allotments, if any. The aforesaid ____ shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the ____ shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

         It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of ____ shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancBoston Robertson Stephens Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC and Wit Capital Corporation are acting as representative (the "U.S. Representative") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to ____ additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

         It is understood that certain shareholders of Safeguard Scientifics, Inc. ("Safeguard"), one of the Company's founding shareholders, are concurrently subscribing with the Company to purchase up to an aggregate of ____ shares of Common Stock, _________ of which will be newly issued shares of Common Stock (the "Primary DSSP Securities") and, to the extent necessary to satisfy all purchases under the Program, up to _________ of which will be shares of Common Stock held by Safeguard (the "Secondary DSSP Securities" and, collectively with the Primary Securities, the "DSSP Securities") pursuant to a directed share subscription program (the "Directed Share Subscription Program"). Only Safeguard shareholders owning at least [500] shares of common stock of Safeguard as of June [17], 1999 are eligible to participate in the Directed Share Subscription Program. These shareholders may subscribe for one share of the DSSP Securities for every ten shares of common stock of Safeguard held by them and may not transfer their subscription rights to another person. [In addition, it is understood that Safeguard holders of at least 100 but less than 500 shares of common stock will be entitled to purchase shares of a unit investment trust (the "Safeguard UIT") that will acquire up to an aggregate of ____ of the DSSP Securities]. The purchase price for each share of the DSSP Securities will equal the public offering price per share of Common Stock of the Company set forth on the cover page of the final prospectus relating to the Company's initial public offering. Payments and deliveries of DSSP Securities under the Directed Share Subscription Program will occur at the Closing Time (as defined in Section 2(c) hereof). If any of the Primary DSSP Securities are not purchased by shareholders of Safeguard or the Safeguard UIT, then Safeguard or its designee will purchase those shares pursuant to a stand-by subscription agreement between

Safeguard and the Company of even date herewith (the "Standby Subscription Agreement").

         The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters"; the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities"; and the International Securities, and the U.S. Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the Lead Manager deems advisable after this Agreement has been executed and delivered.

         The Company and the International Managers agree that up to _______ shares of the Initial International Securities to be purchased by the International Managers and that up to __________ shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters (collectively, the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees, directors and certain other persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees, directors and certain other persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-78193) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Three forms of prospectus are to be used in connection with the offering and sale of the Securities: (i) a form relating to the International Securities (the "Form of International Prospectus"), (ii) a form relating to the U.S. Securities (the "Form of U.S. Prospectus") and (iii) a form relating to the Directed Shares Subscription Program Securities (the "Form of DSSP Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting" and the inclusion in the Form of International Prospectus of a section under the caption "Certain United States Tax Considerations for Non-United States Holders." The form of DSSP Prospectus is identical to the Form of U.S. Prospectus except that a letter to the shareholders of Safeguard Scientifics, Inc. detailing the procedures for the Directed Share Subscription Program will be bound to the cover of the prospectus to be used in that program. The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (i) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (ii) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus, Form of U.S. Prospectus and Form of DSSP Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus, Form of U.S. Prospectus and the form of DSSP Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus", the "U.S. Prospectus" and the "DSSP Prospectus" respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus", "U.S. Prospectus" and "DSSP Prospectus" shall refer to the preliminary International Prospectus dated _____, 1999, preliminary U.S. Prospectus dated ____, 1999 and the preliminary DSSP Prospectus, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. [The Safeguard UIT has filed with the Commission a registration statement on Form S-6 (No. ________) (the "UIT Registration Statement") covering the registration of units of the Safeguard UIT under the 1933 Act, including the related prospectus (the "UIT Prospectus").

         For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus, the DSSP Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         Section 1.  Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

               (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

               At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and any preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Reserved Securities and the DSSP Securities. None of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Manager(s) expressly for use in the Registration Statement or the International Prospectus.

        Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each of the preliminary prospectuses and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the financial statements and supporting schedules of each of VerticalNet, Inc. and Breakaway Solutions, Inc. since their respective inceptions are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

        (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

        (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects (a "Material Adverse Effect") of the Company, its subsidiaries and each of VerticalNet, Inc., ComputerJobs.com, Deja.com, Inc., Universal Access, Inc., Message Quest, Inc. and Benchmarking Partners, Inc. (each, a "Material Holding" and, collectively, the "Material Holdings"), considered as one enterprise reflecting the Company's ownership interests in its subsidiaries and the Material Holdings, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company, any of its subsidiaries or Material Holdings, other than those in the ordinary course of business, which are material with respect to the Company, its subsidiaries and the Material Holdings, considered as one enterprise reflecting the Company's ownership interests in its subsidiaries and the Material Holdings, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

        (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement, the International Purchase Agreement, the Standby Subscription Agreement and any other Agreement relating to the Directed Share Subscription Program; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

        (vi) Good Standing of Subsidiaries and Material Holdings. Each of the Company's subsidiaries and each Material Holding has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; the issued and outstanding capital stock of each of the Company's subsidiaries and each Material Holding has been duly authorized and validly issued, is fully paid and non-assessable, and the Company owns its interests in its subsidiaries and the Material Holdings, in each case in the amounts and percentages (subject to rounding) disclosed in the Registration Statement, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any of its subsidiaries or Material Holdings owned by the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary or Material Holding.

        (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, the U.S. Purchase Agreement, the Standby Subscription Agreement and any other Agreement relating to the Directed Share Subscription Program or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

        (viii) Authorization of Agreements. Each of this Agreement, the U.S. Purchase Agreement, the Standby Subscription Agreement, and any other agreement relating to the Directed Share Subscription Program and the Safeguard UIT has been duly authorized, executed and delivered by the Company.

        (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement, the U.S. Underwriters pursuant to the U.S. Purchase Agreement and to the shareholders of Safeguard, the Safeguard UIT and Safeguard pursuant to their respective agreements and the Standby Subscription Agreement, as the case may be, and, when issued and delivered by the Company hereunder and thereunder, against payment of the consideration set forth herein and therein, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

        (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries nor any Material Holding is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, any of its subsidiaries or any Material Holding is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, any subsidiaries or any Material Holding is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the U.S. Purchase Agreement, the Standby Subscription Agreement and any other agreement relating to the Directed Share Subscription Program and the Safeguard UIT and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement, U.S. Purchase Agreement, the Standby Subscription Agreement and any other agreement relating to the Directed Share Subscription Program and the Safeguard UIT have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or Material Holdings pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or Material Holdings or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or Material Holdings or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries or Material Holdings.

        (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries or Material Holdings exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's Material Holding's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

        (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries or Material Holdings, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company, its subsidiaries and the Material Holdings, considered as one enterprise reflecting the Company's ownership interests in its subsidiaries and the Material Holdings or the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement, the Standby Subscription Agreement and any other agreement relating to the Directed Shares Subscription Program and the Safeguard UIT or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries or Material Holdings is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

        (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

        (xiv) Possession of Intellectual Property. The Company, its subsidiaries and its Material Holdings own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries or Material Holdings has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries or Material Holdings therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect with respect to the Company.

        (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement, the U.S. Purchase Agreement, the Standby Subscription Agreement and any other agreement relating to the Directed Shares Subscription Program and the Safeguard UIT or the consummation of the transactions contemplated herein and therein, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky law and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities and the DSSP Securities are offered.

        (xvi) Possession of Licenses and Permits. The Company, its subsidiaries and its Material Holdings possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company, its subsidiaries and its Material Holdings are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect on the Company; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on the Company; and neither the Company nor any of its subsidiaries or Material Holdings have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect with respect to the Company.

        (xvii) Title to Property. The Company, its subsidiaries and its Material Holdings have good and marketable title to all real property owned by the Company, its subsidiaries and its Material Holdings and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or Material Holdings; and all of the leases and subleases material to the business of the Company, its subsidiaries and its Material Holdings, considered as one enterprise, and under which the Company or any of its subsidiaries or Material Holdings holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary nor any Material Holding has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries or Material Holdings under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such subsidiary or Material Holding to the continued possession of the leased or subleased premises under any such lease or sublease.

        (xviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

        (xix) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries or Material Holdings is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, its subsidiaries and its Material Holdings have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, any of its subsidiaries or any of its Material Holdings and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, any of its subsidiaries or any of its Material Holdings relating to Hazardous Materials or any Environmental Laws.

        (xx) Registration Rights. Other than rights that have been waived, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

               (xxi) Year 2000. The Company has reviewed its operations and those of its subsidiaries and any Material Holdings to evaluate the extent to which the businesses or operations of the Company or any of its subsidiaries or Material Holdings will be affected by the Year 2000 Problem; as a result of such review, the Company believes that the disclosure in the Prospectuses relating to the Year 2000 Problem is accurate in all material respects. As used in clause (xxi), the "Year 2000 Problem" means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, transmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31,1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          (b) Officers Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries or Material Holdings delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby.

          Section 2.  Sale and Delivery to International Managers; Closing.

          (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional [____] shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International

Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

          In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch International, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

          (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          (e )Directed Shares Subscription Program Fee . The Company agrees that it pay or cause to be paid to Merrill Lynch in connection with the Directed Share Subscription Program a fee equal to $______ multiplied by the total number of DSSP Securities sold pursuant to the Directed Shares Subscription Program, payable in immediately payable funds at Closing Time.

          Section 3. Covenants of the Company. The Company covenants with each International Manager as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Manager and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Manager, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the

Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement, the Standby Subscription Agreement and any other agreement relating to the Directed Share Subscription Program and the Safeguard UIT and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

          (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

          (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, the Standby Subscription Agreement and any other agreement relating to the Directed Share Subscription Program and the Safeguard UIT, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

(k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

          (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

          (m) Compliance with Rule 463. The Company will file with the Commission such reports as may be required pursuant to Rule 463 of the 1933 Act Regulations.

          Section 4. Payment of Expenses.

          (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, the U.S. Purchase Agreement, the Standby Subscription Agreement and any other agreement relating to the Directed Shares Subscription Program and the Safeguard UIT including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (y) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities and the DSSP Securities [and ( ) the fees and expenses of the Independent Underwriter.]

          (b) Termination of Agreement. If this Agreement is terminated by the Lead Manager(s) in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

          Section 5. Conditions of International Managers Obligations . The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries or Material Holdings of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

(b)   Opinions of Counsel for Company. At Closing Time, the Lead
Manager shall have received the favorable opinion, dated as of Closing Time, of

(x) Dechert Price & Rhoads, counsel for the Company, and (y) Davis Polk & Wardwell, special 1940 Act Counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A and Exhibit B hereto, respectively, and to such further effect as counsel to the International Managers may reasonably request.

          (c) Opinion of Counsel for International Managers. At Closing Time, the Lead Manager shall have received the favorable opinion, dated as of Closing Time, of Davis Polk & Wardwell, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers in form and substance satisfactory to the International Managers, and the penultimate paragraph of Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, its subsidiaries and its Material Holdings and certificates of public officials.

          (d) Officers Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Lead Manager shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (e) Accountants Comfort Letters. At the time of the execution of this Agreement, the Lead Manager shall have received one or more letters from KPMG LLP [other accountants] a letter dated such date, in form and substance satisfactory to the Lead Manager, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses for the Company, VerticalNet, Inc. and Breakaway Solutions, Inc.

          (f) Bring-down Comfort Letters. At Closing Time, the Lead Manager shall have received from KPMG LLP letters, dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

          (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (i) Lock-up Agreements. At the date of this Agreement, the Lead Manager shall have received an agreement substantially in the form of Exhibit B hereto signed by [each shareholder of the Company, each holder of the Company's convertible notes and each holder of warrants].

          (j) Purchase of Initial U.S. Securities and DSSP Securities . Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, (x) the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement,
(y) the shareholders of Safeguard, the Safeguard UIT and Safeguard pursuant to their respective agreements and the Standby Purchase Agreement, as the case may be, shall have purchased the Primary DSSP Securities.

          (k) [Closing of IBM Private Placement].

          (l) At the date of this Agreement, the Standby Purchase Agreement shall have been executed, substantially in the form reviewed by Merrill Lynch, and shall be in full force and effect.

          (m) Conditions to Purchase of International Option Securities . In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Manager shall have received:

                 (i) Officers Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinion of Counsel for Company. The favorable opinion of Dechert Price & Rhoads, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iii) Opinion of Special 1940 Act Counsel. The favorable opinion of Davis Polk & Wardwell, special 1940 Act counsel for the Company, dated such Date of Delivery, relating to the 1940 Act and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iv) Opinion of Counsel for International Managers. The favorable opinion of Davis Polk & Wardwell, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (v) Bring-down Comfort Letter. One or more letters from KPMG LLP, in form and substance satisfactory to the Lead Manager(s) and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Manager(s) pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (n) Additional Documents. At Closing Time and at each Date of Delivery counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Manager and counsel for the International Managers.

     (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities may be terminated by the Lead Manager by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          Section 6. Indemnification.

          (a) Indemnification of International Managers. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities and DSSP Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in ______________________ in connection with the reservation and sale of the Reserved Securities and DSSP Securities or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;

               (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Manager expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

          (b) Indemnification of Company, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary international prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Manager expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 (c)abhereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees, directors and certain other persons having business relationships with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

          Section 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the International Managers on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

          The relative fault of the Company on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in
Section 6(a)(ii)(A) hereof.

         The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Managers has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an International Managers within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

          Section 8. Representations, Warranties and Agreements to Survive Delivery. All Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or its Material Holdings submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the International Managers.

          Section 9. Termination of Agreement.

          (a) Termination; General. The Lead Manager may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Manager, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          Section 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Manager shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Manager shall not have completed such arrangements within such 24-hour period, then:

         if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

         No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Manager(s) or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

         Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Manager Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY England, attention of ___________; and notices to the Company shall be directed to it at Building 800, 435 Devon Park Drive, Wayne, Pennsylvania 19087, attention of Henry N. Nassau, Esq.

         Section 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.


          Section 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          Section 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.


                                         Very truly yours,

                                         INTERNET CAPITAL GROUP, INC.

                                         By
                                            ------------------------------------
                                            Title:

CONFIRMED AND ACCEPTED,
         as of the date first above written:

MERRILL LYNCH INTERNATIONAL
BANCBOSTON ROBERTSON STEPHENS INTERNATIONAL LIMITED
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANC AG LONDON

By: MERRILL LYNCH INTERNATIONAL


By
   -------------------------------
         Authorized Signatory

For itself and as Lead Manager of the
other International Managers named in Schedule A hereto.

                                   SCHEDULE A

                                                                     Number of
                                                                      Initial
                                                                   International
                       Name of International Manager                Securities
                       -----------------------------               -------------

Merrill Lynch International ....................................
BancBoston Robertson Stephens International Limited ............
Banc of America Securities LLC .................................
Deutsche Banc AG London ........................................

                                                                    ------------

Total ..........................................................
                                                                    ============

                                    Sch A-1

                                   SCHEDULE B

                          INTERNET CAPITAL GROUP, INC.

                           ____ Shares of Common Stock
                           (Par Value $.001 Per Share)


          1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $..

          2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $., being an amount equal to the initial public offering price set forth above less $. per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                    Sch B-1